Exhibit 32.1

CERTIFICATIONS

Each of the undersigned, in his capacity as the principal executive officer and principal financial officer of Masimo Corporation (the “Company”), as the case may be, hereby certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), that, to the best of his knowledge:

1.	This Annual Report on Form 10-K for the period ended January 1, 2011 (this “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Annual Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of this Annual Report), irrespective of any general incorporation language contained in such filing.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 15th day of February 2011.

/s/ JOE KIANI
Joe Kiani
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)